Exhibit (9)(i)

March 12, 2019

State Street Bank and Trust Company

200 Newport Ave

North Quincy, MA 02171

Attention: Mark Schafer, Senior Vice President

Re:	New Portfolio

Ladies and Gentlemen:

Please be advised that CALAMOS INVESTMENT TRUST has established a new series of shares to be known as CALAMOS TIMPANI SMALL CAP GROWTH FUND (the “New Portfolio”).

In accordance with Sections 19.6 (Additional Portfolios) of the Master Custodian Agreement dated as of September 11, 2009 (as amended, modified or supplemented from time to time, the “Agreement”) between each management investment company identified on Appendix A thereto and State Street Bank and Trust Company, the undersigned Fund hereby requests that your bank act as Custodian for the New Portfolio under the terms of the Agreement. In connection with such request, each undersigned Fund hereby confirms to you, as of the date hereof, its representations and warranties set forth in Section 19.7 of the Agreement.

Attached as Appendix A hereto is a replacement of “Appendix A” to the Agreement, effective as of the date set forth below.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

CALAMOS INVESTMENT TRUST

By:	/s/ Curtis Hollloway
Name:	Curtis Holloway
Title:	Chief Financial Officer and Treasurer, Duly
Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson
Name:	Andrew Erickson
Title:	EVP
Effective Date: March 30, 2019

Appendix A

APPENDIX A

TO

MASTER CUSTODIAN AGREEMENT

MANAGEMENT INVESTMENT COMPANIES REGISTERED WITH THE SEC AND PORTFOLIOS THEREOF, IF ANY

CALAMOS ADVISORS TRUST

Calamos Growth and Income Portfolio	36-7271106

CALAMOS ETF TRUST

CALAMOS INVESTMENT TRUST

Calamos Convertible Fund	36-3316238
Calamos Dividend Growth Fund	46-2951829
Calamos Evolving World Growth Fund	26-2192228
Calamos Emerging Market Equity Fund	46-3926429
Calamos Global Convertible Fund	47-2271491
Calamos Global Equity Fund	20-8166626
Calamos Global Growth and Income Fund	36-4088206
Calamos Growth Fund	36-3723359
Calamos Growth and Income Fund	36-3575418
Calamos Hedged Equity Fund	47-2255361
Calamos High Income Opportunities Fund	36-4307069
Calamos International Growth Fund	20-2395043
Calamos Market Neutral Income Fund	36-3723358
Calamos Opportunistic Value Fund	22-3848966
Calamos Phineus Long/Short Fund	47-5668954
Calamos Total Return Bond Fund	20-8872705
Calamos Short-Term Bond Fund	83-0775729
Calamos Timpani Small Cap Growth Fund	83-3325222

CALAMOS CONVERTIBLE OPPORTUNITIES AND INCOME FUND	03-0426532

CALAMOS CONVERTIBLE AND HIGH INCOME FUND	02-0683363

CALAMOS STRATEGIC TOTAL RETURN FUND	04-3785941

CALAMOS GLOBAL TOTAL RETURN FUND	20-3377281

CALAMOS GLOBAL DYNAMIC INCOME FUND	20-8819776

CALAMOS DYNAMIC CONVERTIBLE AND INCOME FUND	47-1549409

CALAMOS LONG/SHORT EQUITY & INCOME 2028 TERM TRUST	82-2860404